Exhibit 99.4

NOTICE OF GUARANTEED DELIVERY

for Tender of

12 3/4% Senior Secured Notes, Series A, due 2014

of Prospect Medical Holdings, Inc.

(CUSIP Numbers 743494AA4 (Rule 144A Notes) and U7430MAA1 (Reg. S Notes)).

As set forth in the Exchange Offer (as defined below), this Notice of Guaranteed Delivery (or a facsimile hereof) or one substantially equivalent hereto or the electronic form used by The Depository Trust Company (“DTC”) for this purpose must be used to accept the Exchange Offer of certificates for 12 3/4% Senior Secured Notes, Series A, due 2014 (the “Original Notes”) of Prospect Medical Holdings, Inc., a Delaware corporation (the “Company”), not immediately available to the registered holder of such Original Notes, or if a participant in DTC is unable to complete the procedures for book-entry transfer on a timely basis of Original Notes to the account maintained by U.S. Bank National Association (the “Exchange Agent”) at DTC, prior to 5:00 p.m., New York City time, on [                ], 2010, unless extended (the “Expiration Date”). This Notice of Guaranteed Delivery (or a facsimile hereof) or one substantially equivalent hereto may be delivered by mail (registered or certified mail is recommended), by facsimile transmission, by hand or overnight carrier to the Exchange Agent. See “The Exchange Offer — Procedures for Tendering Original Notes” in the Prospectus (as defined below). Capitalized terms used herein and not defined herein have the meanings assigned to them in the Exchange Offer.

The Exchange Agent for the Exchange Offer:

By Overnight Courier, Registered/ Certified Mail and by Hand: U.S. Bank National Association Corporate Trust Services 60 Livingston Avenue St. Paul, Minnesota 55107 Attn: Specialized Finance

Facsimile Transmission:

Fax: (651) 495-8158

Attn: Specialized Finance Fax cover sheets should provide a call back phone number and request a call back, upon receipt.

Telephone: (800) 934-6802

Internet: www.usbank.com/corp_trust/bondholder_contact.html

E-Mail: cts.specfinance@usbank.com

Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of this Notice of Guaranteed Delivery via a facsimile number other than the number listed above will not constitute a valid delivery.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined therein) under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to Prospect Medical Holdings, Inc., a Delaware corporation (the “Company”), the aggregate principal amount of Original Notes indicated below pursuant to the guaranteed delivery procedures and upon the terms and subject to the conditions set forth in the Prospectus dated [                ], 2009 (as the same may be amended or supplemented from time to time, the “Prospectus”) and in the related Letter of Transmittal (which together with the Prospectus constitute the “Exchange Offer”), receipt of which is hereby acknowledged.

The undersigned hereby represents, warrants and agrees that the undersigned has full power and authority to tender, exchange, sell, assign, and transfer the tendered Original Notes and that the Company will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances when the tendered Original Notes are acquired by the Company as contemplated herein, and the tendered Original Notes are not subject to any adverse claims or proxies. The undersigned warrants and agrees that the undersigned and each beneficial owner will, upon request, execute and deliver any additional documents deemed by the Company or the Exchange Agent to be necessary or desirable to complete the tender, exchange, sale, assignment and transfer of the tendered Original Notes, and that the undersigned will comply with its obligations under the Registration Rights Agreement. The undersigned has read and agrees to all of the terms of the Exchange Offer.

BY TENDERING ORIGINAL NOTES AND EXECUTING THIS NOTICE OF GUARANTEED DELIVERY, THE UNDERSIGNED HEREBY REPRESENTS AND WARRANTS THAT (I) NEITHER THE UNDERSIGNED NOR ANY BENEFICIAL OWNER(S) IS AN “AFFILIATE” OF THE COMPANY AS DEFINED IN RULE 405 UNDER OF THE SECURITIES ACT, (II) ANY EXCHANGE NOTES TO BE RECEIVED BY THE UNDERSIGNED AND ANY BENEFICIAL OWNER(S) ARE BEING ACQUIRED BY THE UNDERSIGNED AND ANY BENEFICIAL OWNER(S) IN THE ORDINARY COURSE OF BUSINESS OF THE UNDERSIGNED AND ANY BENEFICIAL OWNER(S), (III) THE UNDERSIGNED AND EACH BENEFICIAL OWNER HAVE NO ARRANGEMENT OR UNDERSTANDING WITH ANY PERSON TO PARTICIPATE IN A DISTRIBUTION (WITHIN THE MEANING OF THE SECURITIES ACT) OF EXCHANGE NOTES TO BE RECEIVED IN THE EXCHANGE OFFER, (IV) THE UNDERSIGNED OR ANY SUCH BENEFICIAL OWNER IS NOT ENGAGED IN, AND DOES NOT INTEND TO ENGAGE IN, A DISTRIBUTION (WITHIN THE MEANING OF THE SECURITIES ACT) OF SUCH EXCHANGE NOTES AND (V) THE UNDERSIGNED IS NOT ACTING ON BEHALF OF ANY PERSON OR ENTITY THAT COULD NOT TRUTHFULLY MAKE THESE STATEMENTS. IF THE UNDERSIGNED IS A BROKER-DEALER, IT ACKNOWLEDGES THAT IT WILL DELIVER A COPY OF THE PROSPECTUS IN CONNECTION WITH ANY RESALE OF THE EXCHANGE NOTES.

All questions as to the form of documents, validity, eligibility (including time of receipt) and acceptance for exchange of tendered Original Notes will be determined by the Company, in its sole discretion, whose determination shall be final and binding on all parties. The Company reserves the absolute right, in its sole and absolute discretion, to reject any and all tenders determined by the Company not to be in proper form or the acceptance of which, or exchange for, may, in the view of the Company or its counsel, be unlawful.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, personal representatives, trustees in bankruptcy, legal representatives, successors and assigns of the undersigned.

Name(s) of Registered Holder(s):

Please Print

Address(es):

Area Code and Tel.:

x

x
Signature(s) of Owner(s) or Authorized Signatory

Must be signed by the registered holder(s) of the tendered Original Notes as their name(s) appear(s) on certificates for such tendered Original Notes, or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

Certificate No(s) (if available)	Aggregate Principal Amount Represented by Certificate	Aggregate Principal Amount Tendered

If Original Notes will be delivered by book-entry transfer to The Depository Trust Company, provide the following information:

Signature :

Account Number:

Date:

THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an “eligible guarantor institution,” including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker, municipal securities dealer, government securities broker, government securities dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association recognized program (each of the foregoing being referred to as an “Eligible Institution”), hereby guarantees delivery to the Exchange Agent, at one of its addresses set forth above, either certificates for the Original Notes tendered hereby, in proper form for transfer, or confirmation of the book-entry transfer of such Original Notes to the Exchange Agent’s account at The Depository Trust Company (“DTC”), pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letter(s) of Transmittal (or facsimile thereof or an Agent’s Message in lieu thereof) and any other documents required by the Letter of Transmittal, all within three (3) business days after the date of execution of this Notice of Guaranteed Delivery.

The undersigned acknowledges that it must communicate the guarantee to the Exchange Agent and must deliver the Letter of Transmittal and certificates for the Original Notes tendered hereby to the Exchange Agent within the time period shown hereon and that failure to do so could result in a financial loss to the undersigned.

Firm	Authorized Signature

Name:
Address	(Please Type or Print)

Title:

	Dated:	, 2009

Area Code and Tel. No.:

DO NOT SEND CERTIFICATES FOR ORIGINAL NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. ACTUAL SURRENDER OF ORIGINAL NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENT.